UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

COLUMBUS McKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-34362	16-0547600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (716) 689-5400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Columbus McKinnon Corporation, a New York corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on January 14, 2026, the Company entered into an Equity Purchase Agreement, dated as of January 13, 2026 (the “Equity Purchase Agreement”), by and among the Company, Star Hoist Intermediate, LLC (“Buyer”) and Royal NY Company Holdings, LLC (“Holdings”) providing for the sale (the “Divestiture”) of 100% of the equity interests of Holdings and the Company’s U.S. power chain hoist (other than with respect to Little Mule® products) and chain manufacturing operations (the “Divested Business”).

On March 4, 2026, upon the terms and subject to the conditions set forth in the Equity Purchase Agreement, the Company completed the Divestiture. The aggregate consideration paid to the Company at the closing of the Divestiture was $210.0 million in cash, subject to customary adjustments for a transaction of this type, including working capital, to the extent actual working capital exceeded the negotiated upper or lower thresholds, indebtedness and transaction expenses. In addition, the Equity Purchase Agreement provides that the Company may receive an earnout payment of $25.0 million, provided that net sales of the Divested Business exceed a certain threshold during the 2027 and 2028 fiscal years.

The unaudited pro forma condensed combined statements of operations for the Company for the nine months ended December 31, 2025, as well as the twelve months ended March 31, 2025, and an unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2025, in each case giving effect to, among other things, the Divestiture, is attached hereto as Exhibit 99.1.

The foregoing description of the Equity Purchase Agreement, including the description of the transaction contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 14, 2026 and is incorporated herein by reference. The Equity Purchase Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, Holdings, Buyer or any of their respective subsidiaries. The representations, warranties and covenants contained in the Equity Purchase Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Equity Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Equity Purchase Agreement instead of establishing these matters as facts, and are subject to materiality qualifications contained in the Equity Purchase Agreement, which may differ from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Equity Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Holdings, Buyer or any of their respective subsidiaries or affiliates. Information related to the representations and warranties may change after the date of the Equity Purchase Agreement, and any changes to such information may not be reflected in the Company’s public filings.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information of the Company, giving effect to, among other things, the Divestiture, is attached hereto as Exhibit 99.1:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025;

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended December 31, 2025; and

•	Unaudited Pro Forma Condensed Combined Statements of Operations for the Twelve Months Ended March 31, 2025.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1†	Equity Purchase Agreement, dated January 13, 2026, by and among Columbus McKinnon Corporation, Royal NY Company Holdings, LLC and Star Hoist Intermediate, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 14, 2026).

99.1	Unaudited pro forma condensed combined financial information of Columbus McKinnon Corporation.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

†

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer)

Dated: March 4, 2026